UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2022 (February 21, 2022)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2022, Newell Brands Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Icahn Partners LP and Icahn Partners Master Fund LP (collectively, the “Icahn Parties”) pursuant to which the Company agreed to purchase an aggregate of 10,634,184 common shares of the Company, par value $1.00 per share (the “Common Shares”), at a price per Common Share of $25.86, the closing price of a Common Share on the NASDAQ Global Select Market on February 18, 2022, the last trading day prior to the execution of the Purchase Agreement, or an aggregate purchase price of approximately $275 million. The Company intends to fund the transaction from cash on hand and available borrowings under its existing credit facility. The transactions contemplated by the Purchase Agreement are expected to close on February 25, 2022, subject to customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Purchase Agreement dated February 21, 2022 by and between the Company and the Icahn Parties.

99.1	Press Release of Newell Brands Inc. dated February 22, 2022.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on February 21, 2022 is formatted in Inline XBRL (included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 22, 2022	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary